INDEPENDENT MINING CONSULTANTS, INC.
3560 East Gas Road
Tucson, Arizona  85714

CONSENT OF GEOLOGICAL CONSULTANT

We hereby consent to the inclusion and reference by Searchlight Minerals Corp. in connection with the Registration Statement on Form S-1/A to be filed with the United States Securities and Exchange Commission (the “Registration Statement”), of our findings included in our report relating to the tonnage and grade estimate of the slag materials at the Clarkdale Slag Project (the “Report”).  We concur with the discussion and summary of our Report as it appears in the Registration Statement and consent to our being named as an expert therein.

INDEPENDENT MINING CONSULTANTS, INC.

By:	/s/ Herbert Welhener
Herbert Welhener

Dated February 11, 2009